Exhibit 5.2

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

May 5, 2014

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Berry Plastics Group, Inc., a Delaware corporation (“Berry Group”), Berry Plastics Corporation, a Delaware corporation (together with Berry Group, each, a “Company,” and collectively, the “Companies”), and each of the subsidiaries of the Companies listed on Schedule A (each, a “Registrant Guarantor,” and collectively, the “Registrant Guarantors”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-194030) (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, in connection with the registration, pursuant to the Securities Act of 1933, as amended (the “Act”), of an indeterminate number or amount of (i) debt securities of each Company (the “Debt Securities”), which may be issued in one or more series under one or more indentures or supplemental indentures (the “Indentures”) proposed to be entered into with U.S. Bank National Association, as trustee, and (ii) guarantees by one or more of the Companies or the Registrant Guarantors of the Debt Securities (the “Guarantees,” and together with the Debt Securities, the “Securities).

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and officers of the Companies and the Registrant Guarantors, and such other instruments (collectively, “Documents”) as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the authenticity of original Documents and the genuineness of all signatures, the conformity to the originals of all Documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

In expressing the opinion set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors, Board of Managers, Member or General Partner of each Company or Registrant Guarantor, as applicable (each, a “Governing Body”), and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities and any definitive purchase, underwriting or similar agreement with respect to such Securities (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by each Company or Registrant Guarantor, as applicable, and the other parties thereto; (vi) the organizational documents of each Company or Registrant Guarantor, as applicable, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; (vii) the applicable Indenture and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to each such trustee; (viii) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indentures and the Indentures to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the indenture trustees; (ix) that the choice of law selected by the parties to each applicable Indenture to govern such Indenture is a valid and legal provision; and (x) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that the execution and delivery of the Transaction Documents and the performance and consummation of the transactions contemplated thereby will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) result in a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. We have assumed that each of the factual matters set forth in the representations and warranties contained in the Transaction Documents is true and accurate, and that all obligations therein are complied with. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied with your consent upon certificates and other comparable documents and oral and written statements and representations of officers and other representatives of the Companies, the Registrant Guarantors and others. We have not independently verified such information and assumptions.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered by a Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures have been qualified under the TIA, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by such Company and the other parties thereto, (d) the Governing Body, including any appropriate committee appointed thereby, and appropriate officers of such Company have taken all necessary corporate or other action to approve the issuance and terms of the Offered Debt Securities and related matters, (e) the Indentures and any supplemental indenture in respect of such Offered Debt Securities have been duly executed and delivered by each party thereto, (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate, or have any term rendered unenforceable by, any applicable law, the organizational documents of such Company or result in a default under or breach of any agreement or instrument binding upon such Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Company, and (g) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or any preferred stock, par value $0.01 per share, of Berry Group), when issued and sold in accordance with the Indentures, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms.

2. With respect to any Guarantees of any series of Debt Securities issued by a Company or a Registrant Guarantor pursuant to the Registration Statement (the “Offered Guarantees”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures have been qualified under the TIA, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (c) if the Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by each Company and such Registrant Guarantor and the other parties thereto, (d) the Governing Body, including any appropriate committee appointed thereby, and appropriate officers of such Company or Registrant Guarantor have taken all necessary corporate or other action to approve the issuance and terms of the Offered Guarantee and related matters, (e) the Indentures and any supplemental indenture in respect of such Offered Guarantees have been duly executed and delivered by each party thereto, (f) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees, so as not to violate any applicable law, the organizational documents of such Company or Registrant Guarantor or result in a default under or breach of any agreement or instrument binding upon such Company or Registrant Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Company or Registrant Guarantor, and (g) the Offered Guarantees have been issued in a form that complies with, and have been duly executed, authenticated and delivered in accordance with, the provisions of the Indentures and any supplemental indenture to be entered into in connection with the issuance of such Offered Guarantees, such Offered Guarantees will constitute valid and legally binding obligations of the such Company or Registrant Guarantor, enforceable against such Company or Registrant Guarantor in accordance with their respective terms.

The opinions set forth above are each subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) applicable law and public policy with respect to rights to indemnity and contribution, (v) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, and (vi) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement and we express no opinion as to the enforceability of any indemnification or contribution provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy. We also express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) broadly or vaguely stated waivers of rights; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) restrictions upon non-written modifications and waivers; (vii) severability clauses; and (viii) provisions for liquidated damages, default interest, late charges, monetary penalties, forfeitures, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal securities laws of the United States, in each case as of the date hereof (the “Relevant Laws”). We express no opinion as to the laws of any jurisdiction other than the Relevant Laws that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Companies, the Registrant Guarantors, the Transaction Documents or the transactions governed by the Transaction Documents. Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantor and the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates or any other person due to the specific assets or business of such party or such affiliate or person.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Act and the rules and regulations thereunder. We assume no obligation to advise each Company or Registrant Guarantor or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

Schedule A

1.	AeroCon, LLC
2.	Berry Plastics IK, LLC
3.	Berry Plastics Acquisition Corporation V
4.	Berry Plastics Acquisition Corporation IX
5.	Berry Plastics Acquisition LLC X
6.	Berry Plastics Acquisition Corporation XI
7.	Berry Plastics Acquisition Corporation XII
8.	Berry Plastics Acquisition Corporation XIII
9.	Berry Plastics Acquisition Corporation XV, LLC
10.	Berry Plastics Design, LLC
11.	Berry Plastics Filmco, Inc.
12.	Berry Plastics Opco, Inc.
13.	Berry Plastics SP, Inc.
14.	Berry Plastics Technical Services, Inc.
15.	Berry Sterling Corporation
16.	BPRex Closure Systems, LLC
17.	BPRex Closures Kentucky Inc.
18.	BPRex Closures, LLC
19.	BPRex Delta Inc.
20.	Caplas LLC
21.	Caplas Neptune, LLC
22.	Captive Plastics Holdings, LLC
23.	Captive Plastics, LLC
24.	Cardinal Packaging, Inc.
25.	Covalence Specialty Adhesives LLC
26.	Covalence Specialty Coatings LLC
27.	CPI Holding Corporation
28.	Grafco Industries Limited Partnership
29.	Kerr Group, LLC
30.	Knight Plastics, LLC
31.	Packerware, LLC
32.	Pescor, Inc.
33.	Pliant Corporation International
34.	Pliant, LLC
35.	Poly-Seal, LLC
36.	Prime Label & Screen Incorporated
37.	Rollpak Corporation
38.	Saffron Acquisition, LLC
39.	Setco, LLC
40.	Sun Coast Industries, LLC
41.	Uniplast Holdings, LLC
42.	Uniplast U.S., Inc.
43.	Venture Packaging Midwest, Inc.
44.	Venture Packaging, Inc.
45.	Seal for Life Industries, LLC